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                                                                 EXHIBIT 10.19



                                PROMISSORY NOTE


$700,00.00                                          Colorado Springs, Colorado
Principal Sum                                                  June 14th, 1996


     For value received, National Gaming Companies, Inc. a Minnesota corporation ("Maker"), whose address is 9855 West 78th Street, Ste 220, Minneapolis, Minnesota 55344, promises to pay to the order of E. Wayne Moore and Sarah A. Moore ("Payee"), at Payee's place of residence in Mobile, Alabama (or at such other place as Payee may designate), the principal sum of Seven Hundred Thousand Dollars and no/100's ($700,000.00), together with interest on the unpaid principal sum outstanding from the date hereof at the rate of nine percent (9%) per annum. Interest, based on a 365-day year, shall be accrued for the number of days the principal sum (or any portion thereof is actually outstanding. This Note shall be payable as follows:

     A. During the first year of the Note and until June 1, 1997. Maker shall pay to the Payee on at least a quarterly basis commencing July 1, 1996, all net income received by Maker from the parking business conducted on the property described herein. Net income shall be defined as gross receipts derived from the parking business less all ordinary and necessary expenses for operating the business, including employee salaries, real property taxes, liability insurance, utilities and general maintenance. Expenses for capital improvements to the parking lot such as paving, installation of lights and excavation to expand the parking lot, shall not be treated as operating expenses. Net income from all parking shall be applied to interest due under this Note. In the event that the net income paid to Seller is less than the accrued interest under the Note for the first year, the unpaid interest shall be added to the principal balance of this Note, as of June 1, 1997. In the event the net income from parking is greater than the accrued interest for the first year, the excess shall be applied as a partial prepayment of the principal balance of this Note. Maker agrees that it will conduct a parking lot business on the property (described herein) and during at least the first year of this Note and will use its best reasonable efforts to maximize revenues from such business. Maker agrees that it will charge a fee for parking on such lot comparable to such fees charged by other parking lots in Cripple Creek, Colorado, but not less that $5.00 per car per day. Maker will provide Payee with a full accounting of revenues and expenses of parking lot on a quarterly basis. Payee and their authorized agents shall have the right to review the books and records of Maker relating to the parking lot upon request.

     B. The remaining balance of principal and accrued interest as of June 1, 1997, shall be paid in 108 equal consecutive monthly installments ammoritized over 9 years, commencing on June 1, 1997 and continuing on the first day of each succeeding month through May 1, 2006.

     C. The entire remaining balance of principal and accrued interest shall be due and payable on May 1, 2006.

     All payments on this Note shall be applied first to the payment of accrued interest, and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance. All amounts payable hereunder are payable in lawful money of the United States of America.

     The privilege to prepay all or any part of the principal sum from time to time without penalty is hereby reserved to Maker, provided that any such principal prepayment shall be accompanied by all interest then accrued, if any, and provided, further, that any such principal prepayment shall be


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applied to discharge the principal sum payments in the inverse order in which any payments thereon would otherwise become due.

     This Note is made in connection with Maker's purchase of the Property (the "Property") described below from Payee pursuant to that certain Contract to Buy and Sell Commercial Real Estate dated May 16th, 1996 (the "Contract").

     If any payment under this Note, or any part thereof, is not paid within ten (10) days after the same becomes due, Maker agrees, at the option of Payee, to pay a "late charge" of ten percent (10%) of the installment due. Said charge shall be considered due on the date the original payment was due and shall become part of the principal on said date and shall bear interest thereafter. The foregoing ten (10) day period shall not be interpreted as constituting a grace period. Neither the right of the Payee to impose such late charge nor its aforementioned right to charge default interest shall constitute a waiver of the Payee's right to insist on timely payment of all installments due hereunder or a waiver of the Payee's rights to declare a default due to any late payment. Such charge shall be in addition to all interest on each installment up to the date such installment is received.

     For purposes of this Note, an "Event of Conveyance" shall be defined as any sale, transfer, conveyance, assignment, hypothecation, encumbrance, mortgage, pledge as security or other transfer, whether at law or equity of any interest (including any beneficial interest) in the Property and any "Transfer" described in the Deed of Trust.

     At the option of Payee, the entire unpaid principal sum and all accrued interest and all other obligations of Maker hereunder shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default:

     a. Any payment required by this Note or by the Deed of Trust (or any other instrument securing the Note) is not made in full within ten (10) days of the date it is due;

     b. The failure of Maker to fully perform or comply with the terms and conditions of and its obligations under this Note, the Deed of Trust, the Contract, including, but not limited to, Maker's obligations in paragraph 2. of the contract to provide liability insurance coverage, to timely pay the real estate taxes on the Property, and to not dilute the Common Stock received by Seller; and in paragraph 18., 19. and 20. of the Contract to indemnify and release Payee; or under any instrument now or hereafter given to secure or guaranty this Note.

     c. A breach by National Lodging Companies, Inc. ("NLC") of or the failure of NLC to fully perform or comply with the terms and conditions of and it obligations under the Contract including, but not limited to NLC's obligations under paragraphs 18., 19. and 20. of the Contract to release and indemnify Payee; or under any other instrument not or hereafter given by NLC to secure or guaranty this Note.

     d. Maker or any guarantor, endorser, assignee, or accommodation party shall commence, or there shall be commenced against any such party, any case, proceeding, or other action seeking to have an order for relief entered with respect to any such party, or to adjudicate any such party as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution,

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or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of any such party's property;

     e. Maker (its affiliates, guarantors, endorsers, accommodation parties, sister companies, subsidiaries, successors, assigns or any party related to Maker) defaults on any other debts, obligations, or liabilities to Payee or defaults on any instrument or agreement executed and delivered to secure any such debt, obligation or liability;

     f. Any default or breach in the performance of any obligation of Maker hereunder or under any instrument or agreement executed and delivered to secure payment of this Note or the Deed of Trust.

     g. A default occurs under any other security document or deed of trust now or hereafter encumbering the Property, or any note which said documents secure.

     h.   An Event of Conveyance occurs as defined above.

     i. Any representation made by Maker or any endorser or guarantor herein, in the Contract, or in any certificate, agreement, or statements furnished to Payee by or on behalf of Maker shall prove to have been inaccurate in any substantial and material respect when made or furnished.

     Maker's obligations on this Note are secured by a first lien deed of trust (hereinafter "Deed of Trust") of even date herewith, on property (the "Property") located in Teller County, Colorado, and described as follows:

     Lots 1 through 15, Block 26, Fremont Addition, now Cripple Creek, county of Teller, State of Colorado.

     Accordingly, at the option of Payee, the unpaid balance of this Note and all other obligations of Maker hereunder shall become immediately due and payable, without notice or demand, if a default or event of acceleration occurs under the Deed of Trust or any other documents securing this Note.

     Upon the occurrence of any default under this Note or under the Deed of Trust (or any other instrument securing this Note) any unpaid principal and accrued interest then due shall, from and after the date of such default, bear interest at the rate of twelve percent (12%) per annum until the default shall have been cured to the satisfaction of Payee in their sole discretion. If any sum owed on this Note or pursuant to the Deed of Trust remains unpaid at the maturity date of the Note, it shall bear interest at the Default Rate from the date due until the date paid.

     Furthermore, if any event of the default under this Note shall occur, Payee may exercise any of the remedies upon default set forth in the Deed of Trust or any other instrument securing this Note. Neither delay on the part of Payee in exercising any right, nor the partial exercise or partial waiver of any right, shall constitute a waiver of Payee's rights to exercise the default remedies set forth herein in the future.


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     Payee may employ legal counsel for advice with respect to this Note or the security securing payment of the same, or to attempt to collect, defend, interpret or to endorse this Note or any instrument securing same, including a foreclosure under the Deed of Trust. In any such events, all reasonable attorneys fees arising from such suit, proceeding, defense, enforcement and any expenses, costs, disbursements and charges relating thereto shall be an additional liability owing hereunder to Payee, payable upon demand.

     This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Colorado. Maker, and any endorsers, sureties and guarantors, agree that the state courts located in El Paso County, Colorado, and located in Mobile County, Alabama shall have subject matter jurisdiction and proper venue to entertain any action brought to enforce or collect upon this Note and, by execution hereof, voluntarily submit to personal jurisdiction of such courts; provided, however, such jurisdiction shall not be exclusive and, at its option, Payee may commence such action in any other court which otherwise has jurisdiction.

     Maker, and any endorsers, sureties and guarantors, of this Note jointly and severally waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest, and agree to any extension of time of payment and partial payments before, at or after maturity. No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable thereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power hereunder, shall affect the liability of Maker. No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Payee herein. This Note and all obligations evidenced hereby shall be binding upon the heirs, executors, administrators, successors, assigns and legal representatives of the Maker and shall inure to the benefit of the Payee and their heirs, executors, administrators, successors, assigns and legal representatives. Maker certifies that the loan evidenced by the note is made for business purposes. The liability of all parties who are or who become liable under this Note shall be joint and several.




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     The invalidity of any of the provisions of this Note or any paragraph, sentence, clause, phrase or word herein shall not affect the validity of the remainder of this Note. Time is of the essence of this Note. Any delay on the part of Payee in exercising any right or insisting upon performance, shall not constitute a waiver of Payee's right to exercise these rights or insist upon these performances in the future.

                                     "Maker"

                                      National Gaming Companies, Inc.


     June 14, 1996                    By: \s\Robert J. Swenson
     -------------                        --------------------
     Date                                   President

           Attest:

     By:  Terrance P. DeRoche
          -------------------
     \s\Terrance P. DeRoche, Secretary
     ----------------------

STATE OF     MINNESOTA    )
             ---------    )   ss.
COUNTY OF    HENNEPIN     )
             ---------


     The foregoing Promissory Note was acknowledged before me this 14th day of June, 1996, by Robert J. Swenson, the President of National Gaming Companies, Inc.


     Witness my hand and official seal.


     My Commission expires:  January 31, 2000

                                            \s\Marvin A. Liszt
                                            -------------------------
                                            Notary Public



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